UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2015

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 369-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In recognition of the difficult and uncertain conditions facing the oil and gas industry and in a continued effort to reduce cash general and administrative costs, preserve the company’s financial flexibility and align on a personal level with the company’s ongoing cost reduction strategies, the members of the Board of Directors (“Board”) and certain executive officers of Era Group Inc. (the “Company”) requested voluntary fee and base salary reductions for the calendar year 2016.  Following those requests, the Company entered into letter agreements (the “Letter Agreements”) with each of Christopher Bradshaw, President and Chief Executive Officer, Shefali Shah, Senior Vice President, General Counsel and Corporate Secretary, Andrew Puhala, Senior Vice President, Chief Financial Officer, Stuart Stavley, Senior Vice President, Operations and Fleet Management, and Paul White, Senior Vice President, Commercial, on December 15th and 16th, 2015 to temporarily reduce each executive’s base salary by ten percent (10%) for calendar year 2016.
 As provided in the Letter Agreements, the annual base salaries for each of Messrs. Bradshaw, Puhala, Stavley and White will be reduced from $525,000, $275,000, $250,000 and $250,000, respectively, to $472,500, $247,500, $225,000 and $225,000, respectively, and Ms. Shah’s annual base salary will be reduced from $335,000 to $301,500, in each case for the period from January 1, 2016 through December 31, 2016.
As referenced above, members of the Board who are not employees of the Company voluntarily agreed to reduce their annual cash retainers by ten percent (10%) for calendar year 2016.  The annual cash retainers for the Company’s non-employee directors (other than the non-executive Chairman) will be reduced from $60,000 to $54,000 and the annual cash retainer for the Company’s non-executive Chairman will be reduced from $220,000 to $198,000.  In addition, the annual cash retainers for chairpersons of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be reduced from $20,000, $15,000 and $10,000, respectively, to $18,000, $13,500 and $9,000, respectively.
 The foregoing description is only a summary of certain provisions of the Letter Agreements, and is qualified in its entirety by reference to the Letter Agreements themselves, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Christopher Bradshaw Letter Agreement

10.2	Shefali Shah Letter Agreement

10.3	Andrew Puhala Letter Agreement

10.4	Stuart Stavley Letter Agreement

10.5	Paul White Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

Date: December 16, 2015	By:	/s/ Shefali A. Shah

	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary